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                                   EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this registration statement on Form N-1A of our report dated February 14, 2003, relating to the financial statements and financial highlights of Ultra Series Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 24, 2003